Exhibit 10.16

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                                       AND
                           HOTEL MANAGEMENT AGREEMENT


     THIS HOTEL MANAGEMENT AGREEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (hereafter collectively referred to as "Management Agreement") is entered into effective June 1, 1998 between Stellar Lone Star Limited Liability Company, a Washington limited liability company (hereafter "Stellar") and Cavanaughs Hospitality Limited Partnership, a Delaware limited Partnership (hereafter "Cavanaughs"), for good and valuable consideration, receipt of which is acknowledged, on the following terms and conditions:


     1. PURCHASE AGREEMENT. Stellar and Cavanaughs have previously entered into a Purchase and Sale Agreement dated April 28, 1998 ("Purchase Agreement") for the sale of the Property described in the Purchase Agreement. The Purchase Agreement is incorporated in this Management Agreement as if fully set forth herein. All capitalized terms used in this Management Agreement, unless specified to the contrary herein, are defined in the Purchase Agreement. This Management Agreement amends the Purchase Agreement to the extent set forth in this Management Agreement. Except as specifically amended herein, the terms of the Purchase Agreement continue in full force and effect.

     2. AMENDMENTS TO PURCHASE AGREEMENT. The Purchase Agreement is amended as follows:

          2.1   The Closing Date shall be July 1, 1998.

          2.2 Cavanaughs waives its contingencies under Section 5.3 of the Purchase Agreement.

          2.3 Immediately upon complete execution of this Management Agreement, Cavanaughs shall increase the amount of the Earnest Money, inclusive of any interest accrued to date, to a total of Two Million Dollars ($2,000,000). Any interest on the Earnest Money shall be for the benefit of Stellar.

          2.4 The Cut-off Time shall be 11.59 p.m. of May 31, 1998, and all closing adjustments described in Sections 9.2 and 10 of the Purchase Agreement shall be made as of the Cut-off Time. At Closing, the prorations and adjustments shall include a credit to Stellar for all deposits which Stellar has made against work to be performed on the pool, convention area roof replacement or parking lot of the Property.
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          2.5   Effective June 1, 1998, Cavanaughs shall take magement of
                the Property under the terms of this Management Agreement. Possession under the Purchase Agreement will take place at Closing.

          2.6   All deliveries of documents shall be as described in
                Section 11 of the Purchase Agreement, provided, however, that Cavanaughs shall have the full benefit of and responsibility for the following effective as of the Cut-off Time under the terms of this Management Agreement:

                2.6.1 Cavanaughs shall have the full use of and responsibility for all Service Equipment, Consumables, Operating Equipment, Space Leases, Hotel Contracts, Transferable Permits, Names and Miscellaneous Assets. There are no Capital Leases. Cavanaughs is not assuming any Equipment Leases beyond being responsible for making the payments for Equipment Leases attributable to the month of June, 1998.

                2.6.2 The termination of employees and notice thereof described in Section 11.1.8 shall be as of the Cut-off Time. Cavanaughs will hire all employees used in the management of the Hotel under this Management Agreement.

          2.7 Stellar and Cavanaughs shall execute and deliver to one another the Olympus Lease/Management Agreement in the form delivered to Stellar on May 26, 1998.

          2.8 Stellar shall deliver to Coopers and Lybrand, in connection with the audit of the 1997 financial statements of the Property, the representation letter in the form delivered to Stellar on May 26, 1998.

     3. PROPERTY. Stellar hereby transfers operation of the Property to Cavanaughs, upon the terms and conditions herein set forth,.

     4. USE OF PROPERTY; ENVIRONMENTAL MATTERS. The Property shall be operated as a hotel, guest services, restaurant and banquet/meeting facility and for no other purpose (collectively "Hotel Use") without the prior consent of Stellar. Cavanaughs shall not allow use of the Property in a manner which would increase insurance premiums, or for any illegal purpose. Cavanaughs shall comply with all governmental rules, orders, regulations, or requirements relating to the use and occupancy of the Property. Cavanaughs shall not allow the presence, use, storage or disposal of any hazardous or toxic waste or materials on the Property at any time other than in full compliance with all applicable laws, rules, and regulations. Hazardous and/or
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          toxic waste or materials shall include any substance, waste, or material which is designated as a Hazardous Substance under the Comprehensive Environmental Response, Compensation and Liability Act (42 USC Section 9601 et seq.), the Model Toxics Control Act, revised Code of Washington Section 70.105D), or under any other applicable law. Cavanaughs agrees to defend, indemnify and hold Stellar harmless from and against any liabilities, obligations, damages, costs, and expenses (including attorneys' fees incurred prior to trial, at trial and upon appeal) incurred as a result of any hazardous or toxic waste or material having been used, stored, or disposed of on the Property or violations of applicable laws, rules and regulations relating to the use of the Property during the term of this Management Agreement. This indemnity shall survive termination of this Management Agreement. Stellar makes the warranties to Cavanaughs contained in the Purchase Agreement.

     5. TERM. This Management Agreement shall be for a term of one month, commencing June 1, 1998 ("Commencement Date") and terminating on July 1, 1998; provided, however, that in the event Closing is delayed due to the default of a party, this Management Agreement shall continue through Closing at the sole option of the non-defaulting party. If Closing does not occur and is not extended by the parties, this Management Agreement shall terminate upon either party delivering thirty (30) days prior written notice.

     6. MANAGEMENT FEE. As a management fee, Cavanaughs shall receive all of the gross receipts of the Property. Cavanaughs shall pay the Operating Expenses defined below plus a payment to Stellar ("Stellar Payments") of $80,313 for the month of June, 1998 and $180,313 per month for any month following June 1998 if this Management Agreement shall continue after June 30, 1998. The Stellar Payments shall be prorated and refunded to Cavanaughs based on the number of days remaining in the month during which this Management Agreement has terminated. The Stellar Payments shall be paid by Cavanaughs in advance on the first day of each and every month during the term hereof, except that the first payment shall be on the latter of June 1 or the date of complete execution of this Management Agreement. Interest and principal payments of the debt service for the debt now encumbering the Property are not the responsibility of Cavanaughs. During the course of this Management Agreement, Stellar shall hold harmless and indemnify Cavanaughs from any claim by any secured creditor of Stellar. The Stellar Payments shall be paid at Stellar's address set forth in the Purchase Agreement.

     7. COSTS OF MANAGEMENT, OPERATION AND MAINTENANCE. Cavanaughs is to pay all Operating Expenses. The term "Operating Expenses" means all costs of management, operation, and maintenance of the Property as a Hotel utilizing the Cavanaugh's Hotel name or such other franchise as may be utilized by Cavanaughs from time to time, including, without limitation, requirements contained in the Articles, Bylaws, Rules and Regulations of Best Western International, Inc. and the Membership Agreement between Stellar and Best Western International, Inc. Operating Expenses include, without limitation, the following: employment taxes, unemployment insurance, wages, salaries, fringe benefits, and other direct and indirect costs of employees; janitorial, cleaning, landscaping, guard, security and other services; gas; electrical, water, waste disposal, and other utilities; heating, ventilation and air-conditioning; window washing; materials and supplies; painting, repairs, and other maintenance; parking lot resurfacing and restriping, as well as cleaning, sweeping, and ice and snow removal; maintenance, repair, replacement, and service of equipment, including without limitation the HVAC system, alarm systems, and other equipment; reserves; costs of independent contractors; management fees and expenses; insurance and insurance deductibles of any kind; real and personal property taxes, assessments; utility charges of any kind; the cost of any repair, renovation, alteration, and improvement required to be made under any governmental law, rule or regulation (excluding those in breach of any warranty of Stellar contained in this Management Agreement); supplying directional signs, other markers, and car stops; and any other expense or charge which is a cost of management, operation, or maintenance of the Property.

     8. OPERATION OF HOTEL. Cavanaughs shall operate the Property as a hotel in a first-class manner at least equal to the quality of Stellar's prior operation of the Hotel. Included within the Property managed under this Management Agreement is all personal property, furnishings, fixtures, and inventory owned by Stellar used in connection with the operation of the Hotel.

     9. QUIET ENJOYMENT. Stellar covenants and agrees that so long as Cavanaughs remains in full compliance with all of Cavanaughs' obligations under this Management Agreement, Cavanaughs shall lawfully and quietly hold, occupy, and enjoy the Property during the term of this Management Agreement.

     10. REPAIRS, AND MAINTENANCE BY CAVANAUGHS. Cavanaughs shall be responsible for all maintenance of the Property during the term of this Management Agreement. Cavanaughs shall keep the Property in a neat, clean, sanitary condition, and shall keep the Property and all items used in connection with the operation of the Property in as good condition as was done by Stellar.

     11. STELLAR'S ACCESS TO PROPERTY. Stellar, provided Stellar notifies Cavanaughs at least 24 hours in advance, may inspect the Property at all reasonable times and enter the same for the purpose of determining whether the Cavanaughs is complying with its obligations under this Management Agreement.

     12. INSURANCE. Cavanaughs shall, at Cavanaughs' sole expense, maintain comprehensive general liability and property damage insurance insuring against any and all claims for injury to or death of persons and loss of or damage to property occurring upon, in, or outside of the Property. Such insurance shall be of the type of coverage, and with the coverage limits, at least as previously maintained on the Property as of the Commencement Date and shall comply with the requirements of the existing first lien loan secured by the Property. Cavanaughs shall, at Cavanaughs' sole expense, maintain on all of Cavanaughs' personal property, fixtures and leasehold improvements on the Property, a policy of "all risk" special perils property damage insurance in the amount of their replacement value in a form which complies with the requirements of the existing first lien loan secured by the Property. Such insurance shall name Stellar as an additional insured, and all proceeds of such insurance shall be applied to the restoration of personal property, fixtures, and leasehold improvements; any proceeds of such insurance remaining after such restoration shall belong to Cavanaughs. Cavanaughs shall, at Cavanaughs' sole cost and expense maintain a policy of all risk special perils building and personal property insurance with full replacement value coverage. Such insurance shall be in at least the amount of coverage as was previously maintained on the Property and which complies with the requirements of the existing first lien loan secured by the Property. All proceeds of any such insurance shall be applied to the restoration of the Property. All such insurance shall name Stellar and Cavanaughs as co-insured as well as any lender of Stellar on the Commencement Date, all of whom shall receive copies of endorsements and policies. Policies shall provide for at least thirty (30) days notice to Stellar prior to cancellation. Such insurance may be part of blanket coverage and composed of primary and umbrella policies.

     13. DAMAGE OR DESTRUCTION. If the Property is damaged or destroyed by fire or any other cause except condemnation, Cavanaughs shall restore the Property as nearly as practical to its condition immediately prior to such damage or destruction and all insurance proceeds shall be made available to Cavanaughs for that purpose. Any restoration shall be promptly commenced and diligently prosecuted and rent shall not abate during such time. Stellar is not liable for any damages or abatement of rent for any reason whatsoever dealing with damage or destruction to the Property.

     14. LIENS; WASTE. Cavanaughs shall have no authority to allow any liens to be filed against the Property and shall not suffer or permit any lien to be filed against the Property, nor waste committed thereon. If any such lien is filed against the Property, the responsible party shall cause the same to be discharged of record (by bond or payment) within 60 days after the date of filing the same.
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     15.  INDEMNITY BY PARTIES.  Except for damages or injuries which are the subject of the specific representations and warranties of Stellar to Cavanaughs contained in the Purchase Agreement, Cavanaughs agrees that Stellar shall not be liable for any claims for death of or injury to persons or damages to or destruction of property sustained by Cavanaughs or by any other person in or outside of the Property after the Commencement Date, including without limiting the generality of the foregoing, any claims caused by or arising from the condition or maintenance of any part of the Property. Cavanaughs hereby waives all claims therefor and agrees to hold harmless, defend, and indemnify Stellar against any such loss, damage, or liability or any expense (including attorneys' fees at trial or at appeal) incurred by Stellar in connection therewith. Cavanaughs shall hold Stellar harmless from and against any and all damages arising out of any damage to any persons or property occurring in, on, or about the Property resulting from the negligent acts or omissions of Cavanaughs or its agents, servants, employees, or authorized representative. Cavanaughs shall indemnify and hold Stellar harmless from and against any and all damages arising out of any damage caused by Cavanaughs failure to obtain and hold any licenses and permits required for the operation of the Hotel. Stellar shall hold harmless, defend, and indemnify Cavanaughs from and against any and all damages arising out of any damage to any persons or property occurring in, on, or about the Property resulting from the negligent acts or omissions of Stellar or its agents, servants, employees, or authorized representatives.

     16. DEFAULT; REMEDIES; LATE CHARGES. Time is of the essence hereof. In the event Cavanaughs fails to make any payment, including the Stellar Payment or payments of taxes, insurance or the like, and if such default or violation is not remedied within fifteen (15) days after notice in writing thereof is given by Stellar to Cavanaughs, specifying the matter in default, then Stellar may have its default remedies, as further set forth below. If the default or violation claimed does not involve the payment of money, then Cavanaughs must cure the default within thirty (30) days, or if the default is of such a nature that it cannot be cured within thirty (30) days, but it can be cured, then Cavanaughs must commence the cure within the thirty (30) days and diligently continue the same until complete, or Stellar may likewise have its default remedies. In the event of such uncured default, or in the event of a default which cannot by its very nature be cured, then Stellar may at its option, immediately declare Cavanaughs' rights under this Management Agreement terminated, and reenter the Property using such force as may be necessary, and repossess itself thereof, as of its former estate, and remove all persons and property. Cavanaughs acknowledges that late payment by Cavanaughs to Stellar of the Stellar Payment will cause Stellar to incur costs not contemplated by this Management Agreement, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges. Therefore, in the event Cavanaughs fails to make any payment of the Stellar Payment within ten (10) days of the date when such payment is due, Cavanaughs shall pay to Stellar a late charge equal to five percent (5%) of the amount delinquent. Waiver of said 5% late charge with respect to any payment shall not be deemed to constitute a waiver with respect to any subsequent payment.

     17. ALTERATIONS, SIGNS AND TRADE FIXTURES. Cavanaughs may install on the Property such equipment as is customarily used in the type of business conducted by Cavanaughs on the Property, including temporary signs identifying Cavanaughs. All signs will comply with the Best Western agreements, rules and regulations described above. Cavanaughs shall not remove or install any permanent signs during the term of this Management Agreement or make any alterations to the Property without the prior written consent of Stellar. Upon the expiration of this Management Agreement in the absence of Closing, Cavanaughs shall, at Cavanaughs' expense, remove from the Property all such equipment and all other property of Cavanaughs and repair any damage to the Property occasioned by the removal thereof. Any property left in the Property after the expiration or sooner termination of this Management Agreement shall be deemed to have been abandoned by Cavanaughs and become the property of Stellar to dispose of as Stellar deems expedient without accounting to Cavanaughs therefor.

     18. NOTICES. All notices, demands, and requests to be given by either party to the other shall be in writing and given in the manner described in the Purchase Agreement.

     19.  MISCELLANEOUS

     .    19.1  NONWAIVER.  No failure of Stellar to insist upon the strict performance of any provision of this Management Agreement shall be construed as depriving Stellar of the right to insist on strict performance of such provision or any other provision in the future. No waiver by Stellar of any provision of this Management Agreement shall be deemed to have been made unless expressed in writing and signed by Stellar. No acceptance of rent or of any other payment by Stellar from Cavanaughs after any default by Cavanaughs shall constitute a waiver of any such default or any other default. Consent by Stellar in any one instance shall not dispense with necessity of consent by Stellar in any other instance.

          19.2 ATTORNEYS' FEES. If an action is commenced to enforce any of the provisions of this Management Agreement, the prevailing party shall, in addition to its other remedies, be entitled to recover its reasonable attorneys' fees incurred prior to trial, at trial, and upon appeal.

          19.3 CAPTIONS AND CONSTRUCTION. The captions in this Management Agreement are for the convenience of the reader and are not to be considered in the interpretation of its terms.

          19.4 PARTIAL INVALIDITY. If any term or provision of this Management Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Management Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Management Agreement shall be valid and be enforced as written to the fullest extent permitted by law.

          19.5 GOVERNING LAW. This Management Agreement shall be governed by the laws of the State of Washington and Venue is King County for any action, except to the extent required to enforce provisions of this Management Agreement or the Purchase Agreement under the laws of the State of Utah.

          19.6 INTERPRETATION. This Management Agreement has been submitted to the scrutiny of all parties hereto and their counsel if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

          19.7 NUMBER; GENDER; PERMISSIVE VERSUS MANDATORY USAGE. Where the context permits, references to the singular shall include the plural and vice versa, and to the neuter gender shall include the feminine and masculine. Use of the word "may" shall denote an option or privilege and shall impose no obligation upon the party which may exercise such option or privilege; use of the word "shall" shall denote a duty or an obligation.

          19.8  TIME.  Time is of the essence of this Management Agreement.

          19.9 BINDING EFFECT; COUNTERPART ORIGINALS; FACSIMILE, ASSIGNMENT. This Management Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, successors, and assigns. Each party to this Agreement may execute separate originals of this Agreement with the same effect as if both signed the same original. A facsimile transmission of the executed original shall be treated as an original signed document. The parties shall cooperate to assemble and deliver to one another duplicate signed originals as soon as is practical following such facsimile transmission. This Management Agreement may not be assigned by either party.
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     20.  EARLY PRESENCE ON PROPERTY.  In order to effect a smooth transition of the operation of the Hotel, Stellar and Cavanaughs agree that Cavanaughs will be present upon the Property on the two days prior to the Commencement Date, but such presence shall not otherwise affect the dates specified in this Management Agreement. Stellar and Cavanaughs shall jointly work on the transition of operations on those two days, and Stellar's employees shall work with Cavanaughs on those dates, even though the employees will not be formally working as Cavanaughs' employees.


     EXECUTED as of the date first above written.

     CAVANAUGHS:                        STELLAR:

     Cavanaughs Hospitality Limited     Stellar Lone Star LLC
     by Cavanaughs Hospitality          by J-M Corporation Managing Member
     Corporation, General Partner


     By /s/ Donald K. Barbieri          By /s/ George L. Lawson
        -----------------------------      -------------------------------
     Name: Donald K. Barbieri           Name:  George L. Lawson
     Title:  President                  Title:  Agent
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